UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2011

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland		CH-1214
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 11, 2011, Richard L. George notified the Company of his resignation as a director of the Company with immediate effect because of the demands of his duties as President and Chief Executive Officer of Suncor Energy Inc.

On February 11, 2011, the Board of Directors determined that Robert E. Rose, the Chairman of the Board of Directors, and Victor E. Grijalva will not stand for re-election at the 2011 annual general meeting of shareholders due to reaching the age limitation for directors as set out in the Company’s Corporate Governance Guidelines. The Board will elect a new chairman following the 2011 Annual General Meeting of shareholders.

(e) On February 10, 2011, the Executive Compensation Committee of the Company recommended and the Board of Directors of the Company appointed Eric B. Brown as Executive Vice President, Legal & Administration and approved a non-exclusive consulting arrangement with Mr. Brown to take effect following his departure from the Company, which is expected to occur on August 31, 2011. Under the consulting arrangement, Mr. Brown will work on special projects as selected by the Company, including, but not limited to, legal support for the management of the litigation effort surrounding the Macondo well incident. The consulting term will be for the period of one year beginning September 1, 2011 unless terminated earlier in accordance with the terms of the arrangement.

Mr. Brown will receive a consulting fee of $41,667 per month, reimbursement for reasonable out-of-pocket expenses incurred in the course of performing the consulting services, participate in the Company’s 2011 Performance Award and Cash Bonus Plan through August 31, 2011, receive a lump sum severance payment of $500,000, receive a lump sum payment of his accrued benefit under the Company’s Pension Equalization Plan and Supplemental Savings Plan and reimbursement for reasonable and documented repatriation costs for Mr. Brown and his qualified dependents to repatriate to the United States. In addition, Mr. Brown will be treated for purposes of his deferred unit awards under the Company’s Long-Term Incentive Plan as if he was terminated “for the convenience of the Company.” Accordingly, he will receive a prorated portion of his contingent deferred units as if his employment had continued until August 31, 2011, all of his outstanding unvested stock options will vest and all of his outstanding stock options will remain exercisable until they expire pursuant to the terms of the applicable award agreement. The consulting arrangement contains non-solicitation and non-disparagement provisions and a waiver and release.

The foregoing description of the consulting arrangement is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.05 Amendments to the Registrants Code of Ethics, or Waiver of Provision of the Code of Ethics.

On February 11, 2011, the Board of Directors of the Company approved a new Code of Integrity. The Code of Integrity is intended to replace the Company’s existing Code of Business Conduct and Ethics and Anti-Corruption and Business Conduct Policy. The Code of Integrity is filed as Exhibit 14.1 to this Current Form 8-K and will be available on the Company’s website at www.deepwater.com.

Item 8.01 Other Events.

On February 11, 2011, Transocean Ltd. (the “Company”) issued a press release announcing that the Company’s Board of Directors is recommending that the Company’s shareholders approve at the 2011 Annual General Meeting a U.S. dollar-denominated dividend of approximately U.S. $1 billion out of additional paid-in capital and payable in four quarterly installments. The Board of Directors expects that the four payment dates of the proposed dividend out of additional paid-in capital will be set in June 2011, September 2011, December 2011 and March 2012.

The proposed dividend will be contingent on shareholders approving at the same meeting a rescission of the U.S. $1 billion cash distribution in the form of a par value reduction, which shareholders approved at the 2010 Annual General Meeting, but which was subsequently blocked by the Commercial Register of the Canton of Zug and the Administrative Court of the Canton of Zug. The proposed dividend amount further assumes that no payment will be made under the 2010 distribution.

Due to, among other things, the uncertainty of the timing and outcome of the pending appeal with the Swiss Federal Supreme Court, the Board of Directors believes it is in the best interest of the company to discontinue with the disputed 2010 distribution and to file a request to stay the pending appeal with the Swiss Federal Supreme Court against the decision of the Administrative Court until shareholders have voted on the proposed rescission of the 2010 distribution. Under new Swiss tax laws effective January 1, 2011, shareholders will not incur Swiss withholding tax on the proposed dividend out of additional paid-in capital. Unlike a distribution by way of a par value reduction, a dividend out of additional paid-in capital will not require registration with the commercial register.

The Company’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Statements regarding the proposed dividend and timing of dividend payment dates, as well as any other statements that are not historical facts, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to shareholder approval, the number of shares outstanding at the time of the payment of the dividend, exchange rates, operating hazards and delays, actions by customers and other third parties, actions by regulatory authorities, the future price of oil and gas, actual revenues earned and other factors detailed in the company’s most recent Form 10-K and other filings with the Securities and Exchange Commission (SEC), which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Consulting Arrangement with Eric B. Brown

14.1	Code of Integrity

99.1	Press Release dated February 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: February 14, 2011	By	/s/ Eric J. Christ
Eric J. Christ
Authorized Person

Index to Exhibits

Exhibit Number	Description

10.1	Consulting Arrangement with Eric B. Brown

14.1	Code of Integrity

99.1	Press Release dated February 11, 2011